SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                ________

                                FORM T-1

               STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to section 305(b)(2)

                          NATIONAL CITY BANK
           (Exact name of Trustee as specified in its charter)

                              34-0420310
                 (I.R.S. Employer Identification No.)

             1900 East Ninth Street
             Cleveland,  Ohio                      44114
             (Address of principal executive     (zip code)
              offices)

             David L. Zoeller
             Senior Vice President and General Counsel
             National City Corporation
             1900 East Ninth Street
             Cleveland, Ohio  44114
             (216) 575-9313
             (Name, address and telephone number of agent for service)
                              __________

                      PARKER-HANNIFIN CORPORATION
           (Exact name of obligor as specified in its charter)

                       OHIO                       34-0451060
           (State or other jurisdiction of     (I.R.S. Employer
            incorporation or organization)     Identification No.)

           17325 Euclid Avenue
           Cleveland, OH                             44112
           (Address of principal                   (zip code)
            executive offices)

           Senior Debt Securities
           (Title of Indenture securities)

                                 GENERAL


1.  General information.  Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C.
             The Federal Reserve Bank of Cleveland, Cleveland, Ohio Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          National City Bank is authorized to exercise corporate trust powers.


2. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

          NONE

16. List of exhibits

    (1)  A copy of the Articles of Association of the Trustee.

         Incorporated herein by reference is Charter No. 786 Merger No. 1043 the Articles of Association of National City Bank, which Articles of Association were included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File No. 2-49786).

         Attached hereto as Exhibit 1 is an amendment to the Articles of Association, per Action by Written
         Consent of the Shareholder as of November 9, 1995.

    (2) A copy of the certificate of authority of the Trustee to commence business:

         (a) a copy of the certificate of NCB National Bank to commence business.

         Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 26, 1973, whereby NCB National Bank was authorized to commence the business of banking as a National banking Association, which true copy of said Certificate was included as Exhibit 2(a) to Form T-1 filing made by said National City
         Bank with the Securities and Exchange Commission in November 1973 (File 2-49786)

         (b)  a copy of the approval of the merger of The
              National City Bank of Cleveland into NCB National
              Bank under the charter of NCB National Bank and under the title "National City Bank."

         Incorporated herein by reference is a true and corrected copy of the certificate issued by the Comptroller of the Currency under date of April
         27, 1973, whereby the National City Bank of
         Cleveland was merged into NCB National Bank, which true copy of said certificate was included as Exhibit 2(b) to Form T-1 filing made by said National City Bank with the Securities and
         Exchange Commission in November 1973 (File 2-49786).

    (3) A copy of the authorization of the Trustee to exercise corporate trust powers.

         Incorporated herein by reference is a true and correct copy of the certificate dated April 13, 1973 issued by the Comptroller of the Currency whereby said National City Bank has been granted the right to exercise certain trust powers, which true copy of said certificate was included as
         Exhibit 3 to Form T-1 filing made by said National
         City Bank with the Securities and Exchange
         Commission in November 1973 (File 2-49786).

    (4)  A copy of existing By-Laws of the Trustee.

         Incorporated herein by reference is a true and correct copy of the National City Bank By-Laws as amended through January 1, 1993. This true copy of said By-Laws was included as Exhibit 4 to For
         T-1 filing made by National City Bank with the Securities and Exchange Commission in March, 1995
         (File 22-26594).

    (5)  Not applicable.

    (6) Consent of the United States Institutional Trustee required by Section 321(b) of the Act.


                       CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, and to the extent required thereby to enable it to act as an indenture trustee, National City Bank hereby consents as of the date hereof that reports of examinations of it by the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve Banks, the Federal Deposit Insurance Corporation or of any other Federal or State authority having the right to examine National City Bank, may be furnished by similar authorities to the Securities and Exchange Commission upon request theron.


                                   NATIONAL CITY BANK

                                   By: /s/ J. A. Schwartz
                                   Janet A. Schwartz
                                   Vice President

    (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

         Attached hereto as Exhibit 7 is the latest report of condition of National City Bank.

    (8)  Not applicable.

    (9)  Not applicable.

                              SIGNATURE
      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, National City Bank a national banking association organized and existing under the laws of the United State of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio, on the 23 of April, 1996.

                                                NATIONAL CITY BANK

                                                By: /s/ J. A. Schwartz
                                                Janet A. Schwartz
                                                Vice President

                                EXHIBIT 1


                         NATIONAL CITY CORPORATION

                Action by Written Consent of the Shareholder

      The undersigned being the sole shareholder of National City Bank, a national banking association formed under the laws of the United States (the

"Bank"), does hereby take and adopt the following actions by this unanimous written consent as of the 9th day of November, 1995.

      RESOLVED, that the outstanding common stock of the Bank shall be decreased $109,668,510 by a decrease in the par value per share from $32.00 to

$2.00 thus decreasing the outstanding capital stock to $7,311,234; and be it further

      RESOLVED, that upon the effective date of this reduction, article fifth of the articles of association of the Bank be amended to read as follows:

      FIFTH. The authorized amount of capital stock of this Association shall be 4,500,000 shares of common stock of the par value of two dollars (2.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

      No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors from time to time fix.

            The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

      IN WITNESS WHEREOF, the undersigned shareholder has executed this Action by Unanimous Written Consent as of the 9th day of November, 1995.

                                          /s/ William R. Robertson
                                          William R. Robertson
                                          President

REPORT OF CONDITION                                               EXHIBIT 7
                           NATIONAL CITY BANK
            (Including Domestic and Foreign Subsidiaries)

         Of Cleveland, In the State of Ohio, at the close of business on December 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.

                                   ASSETS
                                                               (In Thousands)
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin . . . . .     $616,413
    Interest-bearing balances. . . . . . . . . . . . . . . . . .        1,207

Securities:
    Held-to-maturity securities. . . . . . . . . . . . . . . . .            0
    Available-for-sale securities. . . . . . . . . . . . . . . .    1,874,172

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold . . . . . . . . . . . . . . . . . . . . .      902,111
    Securities purchased under agreements to resell. . . . . . .      150,000

Loans and lease financing receivables:
    Loans and leases, net of unearned income . . .   $6,367,568
    Less:  Allowance for loan and lease losses . .      111,013
Loans and leases, net of unearned income and allowance . . . . .    6,256,555
Assets held in trading accounts. . . . . . . . . . . . . . . . .          398
Premises and fixed assets (including capitalized leases) . . . .       93,192
Other real estate owned. . . . . . . . . . . . . . . . . . . . .        3,225
Customers' liability to this bank on acceptances outstanding . .       39,486
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . .        1,317
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .      378,680
    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $10,316,756


                                LIABILITIES
Deposits:
    In domestic offices. . . . . . . . . . . . . . . . . . . . .   $5,629,426
          Non-interest bearing . . . . . . . . . . . $1,589,744
          Interest-bearing . . . . . . . . . . . . .  4,039,682

    In foreign offices, Edge and Agreement subsidiaries, and IBFs     492,515
          Interest-bearing . . . . . . . . . . . . .    492,515

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    Federal Funds Purchased. . . . . . . . . . . . . . . . . . .    1,209,505
    Securities sold under agreements to repurchase . . . . . . .      809,936
Demand notes issued to the U.S. Treasury . . . . . . . . . . . .       41,713
Trading Liabilities. . . . . . . . . . . . . . . . . . . . . . .            0

Other borrowed money:
    With original maturity of one year or less . . . . . . . . .      640,580
    With original maturity of more than one year . . . . . . . .      424,642
Bank's liability on acceptances executed and outstanding . . . .       39,486
Subordinated notes and debentures. . . . . . . . . . . . . . . .      174,127

Other liabilities. . . . . . . . . . . . . . . . . . . . . . . .      242,198
    TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . .    9,704,128

                                EQUITY CAPITAL
Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . .         7,436
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .        55,822
Undivided profits and capital reserves. . . . . . . . . . . . .       539,876
Net unrealized holding gains (losses) on available-for-sale
   securities . . . . . . . . . . . . . . . . . . . . . . . . .         9,494

    TOTAL EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . .       612,628
    TOTAL LIABILITIES AND EQUITY CAPITAL. . . . . . . . . . . .   $10,316,756

I, Gary M. Small, Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                    Gary M. Small

We, the undersigned directors attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                    William E. MacDonald, III
                                                    William R. Robertson
                                                    David A. Daberko